As filed with the Securities and Exchange Commission on November 6, 2025

Registration No. 333-282792

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 2 TO

FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ONKURE THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-2309515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6707 Winchester Circle, Suite 400

Boulder, CO 80301

(720) 307-2892

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Nicholas A. Saccomano

President and Chief Executive Officer

6707 Winchester Circle, Suite 400

Boulder, CO 80301

(720) 307-2892

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tony Jeffries

Jennifer Knapp

Wilson Sonsini Goodrich & Rosati, P.C.

1155 Canyon Blvd., Suite 400

Boulder, CO 80302

(303) 256-5900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

Post-Effective Amendment to Registration Statement on Form S-1

OnKure Therapeutics, Inc. filed a registration statement on Form S-1 on October 23, 2024, which was declared effective on October 30, 2024 (File No. 333- 282792) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), to initially register for resale by the selling securityholders identified in the prospectus of an aggregate of 2,938,005 shares of Class A common stock (the “Class A Common Stock”), which are held or may be held by the securityholders named in the prospectus, as amended, contained in the Registration Statement.

On March 20, 2025, OnKure Therapeutics, Inc. filed a post-effective amendment to the Registration Statement with the SEC (“Post-Effective Amendment No. 1”). Post-Effective Amendment No. 1 was declared effective by the SEC on March 21, 2025 to include the fiscal year ended December 31, 2024 financial statements, contained in the Annual Report on Form 10-K for the year-ended December 31, 2024 filed on March 10, 2025 (the “Form 10-K”), as well as updating certain other disclosures, including those based on the above-mentioned Form 10-K.

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) is being filed by the Company (i) to convert the Registration Statement into a registration statement on Form S-3, (ii) to include updated information regarding the selling securityholders named in the prospectus, and (iii) to update certain other information based on recent developments. No additional securities are being registered hereunder.

The information included in this filing amends the Registration Statement and the prospectus contained therein (and all amendments thereto). No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Background of the Business Combination

As previously disclosed, on October 4, 2024 (the “Closing Date”), OnKure Therapeutics, Inc., a Delaware corporation (previously named Reneo Pharmaceuticals, Inc., a Delaware corporation and our predecessor company (“Reneo”)), consummated the previously announced merger pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 2024 (the “Merger Agreement”), by and among Reneo, Radiate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Reneo (“Merger Sub I”), Radiate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Reneo (“Merger Sub II”), and OnKure, Inc., a Delaware corporation (“Legacy OnKure”).

Pursuant to the Merger Agreement, on the Closing Date, (i) Reneo effected a reverse stock split of Reneo’s issued common stock at a ratio of 1:10 (the “Reverse Stock Split”), (ii) Reneo changed its name to “OnKure Therapeutics, Inc.”, (iii) Reneo reclassified all of its common stock as “Class A Common Stock”, (iv) Radiate Merger Sub I merged with and into Legacy OnKure (the “Merger”), with Legacy OnKure as the surviving company in the Merger and, after giving effect to such Merger, Legacy OnKure becoming a wholly owned subsidiary of OnKure Therapeutics, Inc. (together, “OnKure” or the “Combined Company”). Pursuant to the terms of the Merger Agreement, prior to the Merger, Legacy OnKure determined that the Merger would qualify for the intended tax treatment even if only the merger with Merger Sub I was consummated, and therefore the parties determined not to consummate the second merger with Merger Sub II contemplated by the Merger Agreement.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Legacy OnKure outstanding as of immediately prior to the Effective Time was exchanged for shares of Class A Common Stock, all vested and unvested options to purchase shares of Legacy OnKure and OnKure restricted stock units (“RSUs”) were exchanged for comparable options and RSUs for Class A Common Stock, in each case, based on the exchange ratios calculated in accordance with the Merger Agreement. Each share of Reneo common stock and each option to purchase shares of Reneo common stock that was issued and outstanding as of immediately prior to the Effective Time remain issued and outstanding in accordance with its terms and such shares and options, subject to the reclassification to Class A Common Stock and Reverse Stock Split.

Concurrently with the execution of the Merger Agreement, Reneo entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors (each, a “PIPE Investor”), pursuant to which the PIPE Investors subscribed for and purchased, and Reneo issued and sold to the PIPE Investors, on the Closing Date immediately prior to the Effective Time, an aggregate of 2,938,005 shares of Class A Common Stock at a price of approximately $22.895 per share, for aggregate gross proceeds of approximately $65.0 million (the “PIPE Financing”). Reneo granted the PIPE Investors certain registration rights in connection with the PIPE Financing. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Merger Agreement, including the Merger and the transactions contemplated by the Subscription Agreement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated November 6, 2025

1,507,685 Shares of Common Stock

This prospectus relates to the resale by the selling securityholders named in this prospectus (each a “selling securityholder” and, collectively, the “selling securityholders”) of 1,507,685 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) that were sold and issued to the selling securityholders in a private placement on October 4, 2024 (the “PIPE Financing”). This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or other similar transactions.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will pay the expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The selling securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

The selling securityholders may sell any, all or none of the securities and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of this registration statement.

Our Class A Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “OKUR.” On November 5, 2025, the last quoted sale price for our Class A Common Stock as reported on Nasdaq was $3.00.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2025.

You should rely only on the information contained in this prospectus, information incorporated by reference into this prospectus or any supplement to this prospectus prepared by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since such dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement on Form S-3 that we filed with SEC using the “shelf” registration process. Under this shelf registration process, the selling securityholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein include industry and market data that we have obtained from industry publications, third-party studies and surveys, filings of public companies in their respective industries and related industry and internal company surveys. These sources include government and industry sources, which generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. We do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. Assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Concerning Forward-Looking Statements.”

TRADEMARKS

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. This prospectus and the documents incorporated by reference herein may also contain trade names, trademarks and service marks belonging to other companies that are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks may appear in this prospectus and the documents incorporated by reference herein without the ™ and ® symbols, but such references, or their failure to appear, should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable licensors with respect thereto.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Common Stock, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus. Unless the context indicates otherwise, references in this prospectus to “OnKure Therapeutics, Inc.,” “we,” “our” and “us” refer, collectively, to OnKure Therapeutics, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

OVERVIEW

We are a clinical-stage biopharmaceutical company focused on the discovery and development of precision medicines that target biologically validated drivers of cancers underserved by available therapies. Using a structure- and computational chemistry-driven drug design platform, we are committed to improving clinical outcomes for patients by building a robust pipeline of small molecule drugs designed to selectively target specific mutations thought to be key drivers of cancer. By improving selectivity for the oncogenic and mutated form of these cancer-driver proteins, we aim to discover and develop drugs with improved safety and efficacy by sparing toxicity that arises from non-selective inhibition of the non-mutated (or wild-type) version of the protein. We work under the belief that inhibiting target proteins with specific mutations instead of wild-type variants should enable precise patient selection that will, in turn, improve the probability of clinical success. We designed our current product candidates utilizing disciplined medicinal chemistry, x-ray crystallography, and computational chemistry to inhibit specified mutated versions of phosphoinositide 3 kinase alpha (“PI3Ka”), a key mediator in cancer growth signaling. Our lead product candidate, OKI-219, is a highly selective inhibitor of PI3Ka harboring the H1047R mutation that has a much smaller impact on wild-type PI3Ka. We plan to initially focus on the development of OKI-219 in patients with advanced breast cancer of genetic subtypes that are (a) both HR+ and HER2-; and (b) HER2+. We believe we can potentially expand the application of OKI-219 by conducting appropriate clinical trials in earlier lines of treatment within breast cancer, other subtypes of breast cancer, and potentially in other solid tumors. OKI-219 is currently in a first-in-human Phase 1a/1b clinical trial.

CORPORATE INFORMATION

On October 4, 2024 (the “Closing Date”), OnKure Therapeutics, Inc., a Delaware corporation (previously named Reneo Pharmaceuticals, Inc., a Delaware corporation and our predecessor company (“Reneo”)), consummated the previously announced merger pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 2024 (the “Merger Agreement”), by and among Reneo, Radiate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Reneo (“Merger Sub I”), Radiate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Reneo (“Merger Sub II”), and OnKure, Inc., a Delaware corporation (“Legacy OnKure”).

Pursuant to the Merger Agreement, on the Closing Date, (i) Reneo effected a reverse stock split of Reneo’s issued common stock at a ratio of 1:10, (ii) Reneo changed its name to “OnKure Therapeutics, Inc.”, (iii) Reneo reclassified all of its common stock as “Class A common stock”, and (iv) Radiate Merger Sub I merged with and into Legacy OnKure (the “Merger”), with Legacy OnKure as the surviving company in the Merger and, after giving effect to such Merger, Legacy OnKure becoming a wholly owned subsidiary of OnKure Therapeutics, Inc. (together with its consolidated subsidiary, “OnKure” or the “Combined Company”). As of the open of trading on October 7, 2024, the Class A Common Stock of the Combined Company, formerly those of Reneo, began trading on The Nasdaq Global Market (“Nasdaq”) under the symbol “OKUR.”

Our principal executive offices are located at 6707 Winchester Circle, Suite 400, Boulder, CO 80301, and our telephone number is (720) 307-2892.

Our website address is www.onkuretherapeutics.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Class A Common Stock. We have included our website address in this prospectus solely as an inactive textual reference.

We use the OnKure logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of Reneo’s initial public offering (i.e., December 31, 2026).

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company in any given year if either (i) the market value of our stock held by non-affiliates is less than $250 million as of June 30th in the most recently completed fiscal year, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of June 30th in the most recently completed fiscal year.

Unless expressly indicated or the context requires otherwise, the terms “OnKure,” the “Combined Company,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to OnKure Therapeutics, Inc., the parent entity formerly named Reneo Pharmaceuticals, Inc., after giving effect to the Merger, and as renamed OnKure Therapeutics, Inc., and where appropriate, our wholly owned subsidiaries (including Legacy OnKure).

THE OFFERING

Shares of Class A Common Stock Offered Hereunder	An aggregate of 1,507,685 shares of Class A Common Stock issued in the PIPE Financing.

All aforementioned shares of Class A Common Stock were initially registered in our Registration Statement, and no new shares are being registered hereunder.

Use of Proceeds	We will not receive any proceeds from the sale of our shares of Class A Common Stock offered by the selling securityholders under this prospectus. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Class A Common Stock Outstanding	12,861,672

Combined Class A Common Stock and Non-Voting Class B Common Stock Outstanding	13,548,199

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus and the documents incorporated by reference for a discussion of factors that you should consider carefully before deciding to invest in our Class A Common Stock.

Nasdaq Symbol	“OKUR”

The total number of shares of Class A Common Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) outstanding is based on 12,861,672 shares of Class A Common Stock and 686,527 shares of Class B Common Stock outstanding as of September 30, 2025 and excludes the following, in each case as of September 30, 2025:

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221 shares of our Class A Common Stock issuable upon the exercise of outstanding options under the Legacy OnKure 2011 Stock Incentive Plan, which were assumed by the Company in connection with the Merger, with a weighted average exercise price of $4.24 per share;

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159,422 shares of our Class A Common Stock issuable upon the exercise of outstanding options under the Legacy OnKure 2021 Stock Incentive Plan, which were assumed by the Company in connection with the Merger, with a weighted average exercise price of $16.70 per share;

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51,415 shares of our Class A Common Stock issuable upon the vesting of restricted stock units issued under the Legacy OnKure 2023 RSU Equity Incentive Plan, which were assumed by the Company in connection with the Merger;

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39,252 shares of our Class A Common Stock issuable upon the exercise of outstanding options under the Reneo Pharmaceuticals, Inc. 2014 Equity Incentive Plan, with a weighted average exercise price of $35.77 per share;

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40,268 shares of our Class A Common Stock issuable upon the exercise of outstanding options under the Reneo Pharmaceuticals, Inc. 2021 Equity Incentive Plan, with a weighted average exercise price of $77.19 per share;

•	2,523,894 shares of our Class A Common Stock issuable upon the exercise of outstanding options under our 2024 Equity Incentive Plan (the “2024 Plan”), with an exercise price of $14.12 per share;

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827,703 shares of our Class A Common Stock reserved for future issuance under the 2024 Plan, as well as any automatic increases in the number of shares of Class A Common Stock reserved for future issuance under this plan; and

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270,971 shares of our Class A Common Stock reserved for future issuance under our 2024 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of Class A Common Stock reserved for future issuance under this plan.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. In addition to the risk and uncertainties described under the section titled “Cautionary Note Regarding Forward-Looking Statements,” you should consider carefully the risks and uncertainties incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates statements that constitute forward-looking statements within the meaning of the federal securities laws. Any express or implied statements that do not relate to historical or current facts or matters are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “target,” “endeavor,” “possible,” “potential,” “continue,” “contemplate” or the negative of these terms or other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

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risks related to our early stage of development; the uncertainties associated with our product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the completion of clinical trials;

•	the significant net losses we have incurred since inception;

•	our ability to initiate and complete ongoing and planned preclinical studies and clinical trials and advance our product candidates through clinical development;

•	the timing of the availability of data from our clinical trials;

•	the outcome of preclinical testing and clinical trials of our product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements;

•	our plans to research, develop and commercialize our current and future product candidates;

•	the clinical utility, potential benefits and market acceptance of our product candidates;

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the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all; our ability to attract, hire, and retain skilled executive officers and employees;

•	our ability to protect our intellectual property and proprietary technologies;

•	our reliance on third parties, contract manufacturers, and contract research organizations;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors; risks associated with changes in applicable laws or regulations;

•	the risks and uncertainties identified from time to time in documents filed or to be filed with the SEC; and

•	other risks.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. You are urged to carefully review the disclosures we make concerning these risks and other factors that may affect our business and operating results under the section entitled “Risk Factors” beginning on page 5 of this prospectus. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC and incorporated by reference herein. Please see the section entitled “Where You Can Find Additional Information” beginning on page 22 of this prospectus.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, our results could differ materially from the forward-looking statements. Any public statements or disclosures by us following this prospectus that modify or impact any of the forward-looking statements contained in this prospectus will be deemed to modify or supersede such statements in this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus and are qualified in their entirety by reference to the cautionary statements herein. We do not intend, and undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless required by law to do so.

This prospectus also concerns product candidates that are under clinical investigation and which have not yet been approved for marketing by the FDA. Such product candidates are currently limited by federal law to investigational use, and no representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

USE OF PROCEEDS

All of the securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities hereunder.

With respect to the registration of shares of our Class A Common Stock offered by the selling securityholders pursuant to this prospectus, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees of our counsel and our independent registered public accountants.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the selling securityholders from time to time of up to an aggregate of 1,507,685 shares of Class A Common Stock that were issued to certain investors in the PIPE Financing. The selling securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below and their permitted transferees who later come to hold any of the selling securityholders’ interest in the Class A Common Stock in accordance with the terms of the applicable agreements governing their respective registration rights, other than through a public sale.

The following table sets forth, based on written representations from the selling securityholders as of September 30, 2025 and subsequent filings with the SEC, as applicable, the name of the selling securityholders, the aggregate number of shares of Class A Common Stock beneficially owned by the selling securityholders, the aggregate number of shares of Class A Common Stock that the selling securityholders may offer pursuant to this prospectus and the number of shares of Class A Common Stock that would be beneficially owned by the selling securityholders after the sale of the shares of Class A Common Stock offered hereby assuming that the selling securityholders sell all of the shares of Class A Common Stock covered by this prospectus. The percentage of beneficial ownership after the offered shares of Class A Common Stock are sold is calculated based on 12,861,672 shares of Class A Common Stock and 686,527 shares of non-voting Class B Common Stock outstanding as of September 30, 2025.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to the shares of Class A Common Stock set forth below, subject to community property laws where applicable.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Class A Common Stock. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. Information about the selling securityholders, including those listed below, may change over time. Since the effectiveness of the initial prospectus, certain securityholders may have sold or otherwise transferred their securities registered thereunder. For purposes of this table, we have assumed that the selling securityholders will have sold all of the shares of Class A Common Stock covered by this prospectus upon the completion of the offering.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of shares registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Name of Selling Securityholder	Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number	Percent
Entities Affiliated with Acorn Bioventures (1)	2,839,674	199,189	2,640,485	19.5
Citadel CEMF Investments Ltd. (2)	254,408	254,408	—	—
BlackRock, Inc. (3)	463,586	95,610	367,976	2.7
StepStone Master G, L.P. (4)	491,938	199,189	292,749	2.2
Boulder Ventures VIII, L.P. (5)	43,677	43,677	—	—
Sphera Biotech Master Fund LP (6)	60,454	60,454	—	—
Entities Affiliated with Vestal Point Capital, LP (7)	635,000	436,772	198,228	1.5
Total Shares	5,007,123	1,507,685	3,499,438	25.8

*	Less than 1%
(1)

Consists of 1,709,944 shares held by Acorn Bioventures, L.P. and 1,129,730 shares held by Acorn Bioventures 2, L.P. Acorn Capital Advisors GP, LLC (“Acorn GP”) is the general partner of Acorn Bioventures, L.P. Acorn GP has discretionary authority to vote and dispose of the shares held by Acorn Bioventures, L.P. and, accordingly, Acorn GP may be deemed to have beneficial ownership of such shares. Anders Hove is the manager of Acorn GP and, in his capacity as such, may be deemed to beneficially own the shares held by Acorn Bioventures L.P. Dr. Hove disclaims beneficial ownership of the shares held by Acorn Bioventures, L.P., except to the extent of his respective pecuniary interests therein. Acorn Capital Advisors GP 2, LLC (“Acorn GP 2”) is the general partner of Acorn Bioventures 2, L.P. Acorn GP 2 has discretionary authority to vote and dispose of the shares held by Acorn Bioventures 2, L.P. and, accordingly, Acorn GP may be deemed to have beneficial ownership of such shares. Anders Hove is the manager of Acorn GP 2 and, in his capacity as such, may be deemed to beneficially own the shares held by Acorn Bioventures L.P. Dr. Hove disclaims beneficial ownership of the shares held by Acorn Bioventures 2, L.P., except to the extent of his respective pecuniary interests therein. The business address for Dr. Hove is 420 Lexington Avenue, Suite 2626, New York, NY 10170.

(2)

Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares held by Citadel CEMF Ltd. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address for each of these persons is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15 Miami, FL 33131.

(3)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Health Sciences Term Trust. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(4)

StepStone Group LP (“StepStone”) is the investment manager of StepStone Master G, L.P. StepStone Group Holdings LLC (“StepStone Group Holdings”) is the general partner of StepStone, and StepStone Group Inc.

is the sole managing member of StepStone Group Holdings. The business address of StepStone and StepStone Master G, L.P. is 4225 Executive Square, Suite 1600, La Jolla, CA 92037.
(5)

Consists of 38,620 shares held by Boulder Ventures VIII, L.P. and 5,057 shares held by Boulder Ventures VIII (Annex), L.P. BV Partners VIII LLC (“BV GP”) is the general partner of Boulder Ventures VIII L.P. and Boulder Ventures VIII (Annex) L.P. BV GP has the discretionary authority to vote and dispose of the shares held by Boulder Ventures VIII L.P. and Boulder Ventures VIII (Annex) L.P. and, accordingly, BV GP may be deemed to have beneficial ownership of such shares. Kyle Lefkoff is a Managing Member of BV GP and, in his capacity as such, may be deemed to beneficially own the shares held by Boulder Ventures VIII L.P. and Boulder Ventures VIII (Annex) L.P. Mr. Lefkoff disclaims beneficial ownership of the shares held by Boulder Ventures VIII L.P. and Boulder Ventures VIII (Annex) L.P., except to the extent of his pecuniary interest therein. The business address for Mr. Lefkoff and Boulder Ventures is 1941 Pearl Street, Suite 300, Boulder, Colorado, 80302.

(6)

Sphera Biotech Master Fund LP (“Sphera Biotech”) has delegated its investment management authority to Sphera Global Healthcare Management LP (“Sphera Management”). Accordingly, Sphera Management may be deemed to have beneficial ownership of the shares held by Sphera Biotech. Sphera Management disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. Sphera Biotech and Sphera Management business address is 4 Yitzhak Sadeh, Building A, 29th Floor, Tel Aviv 6777520, Israel.

(7)

Shares listed under “Common Stock Beneficially Owned Prior to Offering” consist of (i) 320,436 shares held by Vestal Point Master Fund, LP and (ii) 314,564 shares held by an account separately managed by Vestal Point Capital, LP. The sole general partner of Vestal Point Master Fund, LP is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital, LP is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund, LP and the account separately managed by Vestal Point Capital, LP. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of these entities and Mr. Wilder is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.

DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are summaries and are qualified by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and applicable provisions of Delaware corporate law.

Authorized Capital Stock

The total number of authorized shares of capital stock consists of (i) 210,000,000 shares of common stock, par value $0.0001 per share, of which 200,000,000 shares are designated Class A Common Stock and 10,000,000 shares are designated Class B Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share.

Class A Common Stock

Voting

Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class A Common Stock will have no voting power with respect to, and will not be entitled to vote on, any amendment to our Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding preferred stock if the holders of such preferred stock are entitled to vote as a separate class thereon under our Amended and Restated Certificate of Incorporation or under the Delaware General Corporation Law (“DGCL”). The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.

Dividends

Holders of shares of Class A Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Distributions on Liquidation

Upon its liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A Common Stock will be entitled to receive pro rata the remaining assets available for distribution.

Other Rights

Holders of our common stock have no preemptive, subscription, redemption or conversion rights and no sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Class B Common Stock

Except as expressly set forth below with respect to voting rights and conversion rights only, the Class B Common Stock has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects and as to all matters to Class A Common Stock. If we in any manner subdivide or combine the shares of

Class A Common Stock, then the shares of Class B Common Stock will be subdivided or combined in the same proportion and manner, and if we in any manner subdivide or combine the shares of Class B Common Stock, then the outstanding shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.

Voting Rights

Holders of shares of Class B Common Stock shall have no voting rights and are not entitled to vote on any matter, including the election of directors, at any time.

Conversion Rights

Shares of Class B Common Stock are convertible into a corresponding number of fully paid and nonassessable shares of Class A Common Stock upon written notice by the holder thereof. Notwithstanding anything to the contrary in our Amended and Restated Certificate of Incorporation, no holder of Class B Common Stock shall be entitled to receive, and we shall not deliver to any such holder, any Class A Common Stock upon conversion of the Class B Common Stock to the extent (but only to the extent) that, after such receipt, such converting holder and its affiliates (together, the “Related Holders”) would beneficially own in the aggregate, directly or indirectly, shares of Class A Common Stock in excess of the Beneficial Ownership Limitation Percentage (as defined below) (this provision, the “Beneficial Ownership Limitation”). For the avoidance of doubt, in the event that the Related Holders beneficially own in the aggregate, directly or indirectly, shares of Class A Common Stock equal to or in excess of the Beneficial Ownership Limitation Percentage without taking into account the conversion of Class B Common Stock, then none of the Class B Common Stock shall be convertible into shares of Class A Common Stock until such time as the Related Holders no longer beneficially own in the aggregate, directly or indirectly, shares of Class A Common Stock equal to or in excess of the Beneficial Ownership Limitation Percentage. The “Beneficial Ownership Limitation Percentage” means initially 9.9% of the then-outstanding shares of Class A Common Stock. Any holder of Class B Common Stock may increase the Beneficial Ownership Limitation Percentage with respect to such holder upon 61 days’ prior written notice (but, prior to the Restriction Lapse Date (as defined below), not above 9.9% of the then-outstanding shares of Class A Common Stock) and may decrease the Beneficial Ownership Limitation Percentage at any time upon providing written notice of such election; provided, however, that no holder may make such an election to change the Beneficial Ownership Limitation Percentage with respect to such holder unless all holders managed by the same investment advisor as such electing holder make the same election. “Restriction Lapse Date” means the date that the original recipient of Class B Common Stock (the “Original Recipient”) issued Class B Common Stock as merger consideration pursuant to the Merger Agreement, and the Original Recipient’s affiliates cease to hold any shares of Class B Common Stock.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our common stock. Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

Annual Stockholder Meetings

Our Amended and Restated Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as may be designated by the board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communication as provided by the DGCL.

Anti-Takeover Effects of the Certificate of Incorporation, Bylaws, and Certain Provisions of Delaware Law

Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and certain provisions of the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares held by stockholders.

Authorized but Unissued Capital Stock

Delaware Law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which would apply so long as Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of our capital stock or then outstanding number of shares of Class A Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The board of directors will be authorized to generally issue shares of one or more series of preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of its management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved Class A Common Stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of its management and possibly deprive its stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Vacancies and Newly Created Directorships

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to any rights of any series of preferred stock that may be designated, any vacancies on the board of directors, and any newly created directorships, will be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, and any director so chosen will hold office until the earlier expiration of the term of office of the director whom he or she has replaced or his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal. No decrease in the number of directors shall shorten the term of any director then in office.

Classified Board of Directors

Our Amended and Restated Certificate of Incorporation provides that our board of directors is divided into three classes, designated Class I, Class II and Class III. Each class is an equal number of directors, as nearly as possible, consisting of approximately one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three year term.

Removal of Directors

Under our Amended and Restated Bylaws, subject to the right of any series of preferred stock, any or all members of the board of directors may be only removed for cause by at least a 66 2/3% vote of the shares then entitled to vote generally in the election of directors, voting together as a single class.

No Cumulative Voting

Under Delaware Law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Amended and Restated Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of Class A Common Stock entitled to vote generally in the election of directors will be able to elect all directors.

Special Stockholder Meetings

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that special meetings of stockholders may be called only by the chair of the board of directors, the chief executive officer or at the direction of the board of directors pursuant to a written resolution adopted by a majority of the total number of directors that the Company would have if there were no vacancies. Any business transacted at a special meeting of stockholders will be limited to matters set forth in the notice of the special meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management.

Director Nominations and Stockholder Proposals

Our Amended and Restated Bylaws contain advance notice procedures with respect to stockholder nominations for the election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Amended and Restated Bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation precludes stockholder action by written consent.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the board of directors. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Amendments to Governing Documents

Pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the board of directors is expressly empowered to adopt, amend or repeal our Amended and Restated Bylaws. Any adoption, amendment or repeal of our Amended and Restated Bylaws by the board of directors shall require the approval of a majority of the authorized number of directors. Our stockholders also have power to adopt, amend or repeal our Amended and Restated Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock required by law, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

DGCL Section 203

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of directly or indirectly increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation beneficially owned by the interested stockholder; or

•	the direct or indirect receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Generally, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, including the circumstances where the common stock is, at the effective date of a merger or consolidation, either listed on a national securities exchange or held of record by more than 2,000 holders, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or (iv) action asserting a claim governed by the internal affairs doctrine. This provision does not apply to any actions arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company shall be deemed to have notice of and consented to the forum provisions in our Amended and Restated Certificate of Incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable. Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over actions brought under the Securities Act or the rules and regulations promulgated thereunder and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. Our Amended and Restated Certificate of Incorporation will include a provision that eliminates the personal liability of directors and officers for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or an officer. The effect of these provisions is to eliminate the rights of the Company and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any breaches of a director’s or officer’s duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for any transaction from which such director or officer derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws generally provide that we must defend, indemnify and advance expenses to our directors and officers to the fullest extent permitted or required by the DGCL. We are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our Class A Common Stock is listed on the Nasdaq Global Market under the symbol “OKUR.”

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock or interests in shares of Class A Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in settlement of short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	through the distribution of the Class A Common Stock by any selling securityholder to its partners, members or stockholders;

•	directly to one or more purchasers;

•	through delayed delivery requirements;

•	by pledge to secured debts and other obligations;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of shares to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling securityholders for purposes of this prospectus.

In connection with the sale of our Class A Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the Class A Common Stock offered by them will be the purchase price of the Class A Common Stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act (it being understood that the selling securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Class A Common Stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the shares pursuant to the registration rights agreement with the selling securityholders dated October 4, 2024 (the “Registration Rights Agreement”), including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that we will not be responsible for any underwriting fees, discounts or commissions attributable to the sale of the shares and any legal fees and expenses of counsel to the selling securityholders. We have agreed pursuant to the Registration Rights Agreement to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders pursuant to the Registration Rights Agreement to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to be declared or otherwise become effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date that all the shares covered by this prospectus cease to be Registrable Securities as defined in the Registration Rights Agreement.

There can be no assurance that any selling securityholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part. Once sold hereunder, the shares will be freely tradable in the hands of persons, other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

EXPERTS

The consolidated financial statements of OnKure Therapeutics, Inc. as of December 31, 2024 and 2023, and for each of the years in the two year period ended December 31, 2024, incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://onkuretherapeutics.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 10, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 6, 2025, August 12, 2025 and November 6, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 28, 2025 and November 6, 2025; and

•

the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

OnKure Therapeutics, Inc.

6707 Winchester Circle, Suite 400

Boulder, Colorado 80301

Attn: Investor Relations

(720) 307-2892

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC registration fee	$7,676	(1)
Printing and engraving	11,500
Legal fees and expenses	150,000
Accounting fees and expenses	92,500
Transfer agent and registrar fees	10,000
Miscellaneous	12,324

Total	$276,324

(1)	Previously paid.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our charter that eliminate or limit the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

We will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

We will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on our behalf, subject to limited exceptions.

We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of director’s and officer’s liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated May 10, 2024, by and among Reneo Pharmaceuticals, Inc., Radiate Merger Sub I, Inc., Radiate Merger Sub II, LLC and OnKure, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2024).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report of Form 8-K filed on October 8, 2024).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report of Form 8-K filed on October 8, 2024).

4.1	Amended and Restated Investors’ Rights Agreement, by and among Reneo and certain of its stockholders, dated December 9, 2020 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, filed on March 19, 2021).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-254534) filed with the SEC on October 23, 2024).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Company’s Registration Statement on Form S-1 (File No. 333-254534) filed with the SEC on October 23, 2024).

†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

(b)

Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on November 6, 2025.

ONKURE THERAPEUTICS, INC.

By:	/s/ Nicholas A. Saccomano
Nicholas A. Saccomano
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nicholas A. Saccomano Nicholas A. Saccomano	Chief Executive Officer, President and Director (Principal Executive Officer)	November 6, 2025

/s/ Jason Leverone Jason Leverone	Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2025

* Andrew Phillips	Chairman of the Board	November 6, 2025

* R. Michael Carruthers	Director	November 6, 2025

* Michael Grey	Director	November 6, 2025

* Valerie M. Jansen	Director	November 6, 2025

* Isaac Manke	Director	November 6, 2025

* Edward T. Mathers	Director	November 6, 2025

*By:	/s/ Jason Leverone
Jason Leverone
Attorney-in-fact